CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated January 25, 2010 on the financial statements of The RAM Funds, comprising The RAM Small/Mid Cap Fund and The RAM Small Cap Fund as of November 30, 2009 and for the periods indicated therein and to the references to our firm in the Prospectuses and the Statement of Additional Information in this Post-Effective Amendment to The RAM Fund's Registration Statement on Form N-1A.

COHEN FUND AUDIT SERVICES, LTD.
Westlake, Ohio
March 30, 2010